News Release
From Nuance Communications
For Immediate Release

Contacts:

For Investors and Press Richard Mack Nuance Communications, Inc. Tel: 781-565-5000 Email: richard.mack@nuance.com	For Press Erica Hill Nuance Communications, Inc. Tel: 781-565-5000 Email: erica.hill@nuance.com
Nuance Announces Fiscal 2006 Fourth Quarter Results
Strong Performance in Speech Drives Revenues above Preliminary Estimates
BURLINGTON, Mass., November 14, 2006 — Nuance Communications, Inc. (Nasdaq: NUAN) today announced financial results for the fourth quarter ended September 30, 2006.
Nuance reported revenues of $128.2 million in the quarter ended September 30, 2006, a 107 percent increase over revenues of $61.9 million in the quarter ended September 30, 2005. In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, the Company reported non-GAAP revenue of $133.2 million which includes $5.0 million in revenue lost to purchase accounting in conjunction with the Company’s acquisition of Dictaphone Corporation.
On a GAAP basis, Nuance recognized a net loss of $6.7 million, or $(0.04) per share, in the quarter ended September 30, 2006, compared with a net loss of $7.7 million, or $(0.06) per diluted share, in the quarter ended September 30, 2005. Using a non-GAAP measure, Nuance reported non-GAAP net income of $26.4 million, or $0.14 per diluted share, for the period ending September 30, 2006, compared to non-GAAP net income of $5.6 million, or $0.04 per diluted share, in the quarter ended September 30, 2005.
The non-GAAP revenue amount includes revenue lost to purchase accounting in conjunction with the Company’s acquisition of Dictaphone Corporation. The non-GAAP net income amount excludes non-cash taxes and interest, amortization and impairment of intangible assets, non-cash amortization of stock-based compensation, and acquisition-related transition and integration costs and charges. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures. These unaudited results are subject to revision until the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission.
“Nuance had a strong finish to its fiscal year delivering robust revenue growth across all its speech solutions,” said Paul Ricci, chairman and CEO, of Nuance. “In particular, the performance of Dragon NaturallySpeaking and our embedded speech solutions were records for the Company. As we begin 2007, our strong operational performance, accelerating revenues and growing demand for speech solutions provide us with significant confidence and momentum.”

Consistent with the Company’s strategy and recent trends, highlights from the quarter include:
•	Dictation — Nuance introduced Dragon NaturallySpeaking version 9 to widespread acclaim and customer demand. The launch exceeded Company expectations making it the most successful product introduction in Nuance history. Additionally, Dragon Medical revenues, targeted at healthcare institutions, were exceptionally strong, up more than 100% over the same quarter last year. Overall, revenues for Dragon products in the quarter were an all-time high, up 100 percent from Q4 2005.
•	Dictaphone Healthcare — In the quarter, Dictaphone healthcare revenues were up sequentially and year-over-year owing to strong demand from new and existing customers. In particular, Nuance signed significant contracts with Banner Health, Children’s Hospital Boston and Sunrise Healthcare, and experienced continued growing contributions from its iChart ASP and professional services operations.
•	Enterprise Speech — Nuance delivered a strong quarter, particularly in North America, for its enterprise speech solutions with revenues up sequentially and year-over-year. The Company benefited from new and expanded agreements with enterprises and telecommunications providers, including Air France, Charles Schwab, Fidelity Investments, GE Financial Services, Japan Airlines and Vodafone. In addition, the Company strengthened its solutions portfolio with new analytics applications through its partnership with ClickFox as well as enhanced Nuance Speaker Verification solutions.
•	Embedded Speech — Revenues from embedded speech were a record in the quarter, exceeding $10 million for the first time and up more than 41 percent year-over-year. The performance was driven by strong royalties and accompanied by additional design wins. Within its handset and automotive markets, Nuance secured strategic design wins with Denso, Hyundai, Melco, Nokia, Philips Semiconductor, Samsung, T-Mobile and Toyota.
•	Search and Communications — Nuance expanded its Search and Communications business team, comprising sales, marketing and product management, to address the exciting new applications and opportunities in the speech market. The Company continued to accelerate revenue growth through a contract with a large Internet search firm, its directory assistance implementations including Jingle Networks, Swisscom and Telus, and early trials for Nuance Mobile speech services.
•	PDF and Document Solutions — Nuance launched a new version of its PDF Converter portfolio and through continued adoption and strong revenue growth, solidified its position as the leading alternative to Adobe Acrobat. In the quarter, Nuance signed contracts for its imaging solutions with OEMs and enterprises including 3M, Hewlett-Packard, Kodak, Pfizer and Xerox.
•	Operational Achievement — Nuance continued to focus attention on disciplined acquisition integration, cost synergies and expense controls which resulted in additional improvements and leverage in its operating margins. Gross margins were above expectations, while operating expenses were at target in the quarter. In addition, cash flows from operations were approximately $27 million, up from $13.4 million in Q3 2006 and $7.7 million in Q4 2005. Nuance ended the quarter with cash balances of approximately $112 million.
Nuance to Host Quarterly Conference Call at 4:30 p.m. Today
In conjunction with today’s announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing 800-230-1096 or 612-332-0228 five minutes prior to the call and referencing conference code 846225. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial 800-475-6701 or 320-365-3844 and refer to access code 846225.

About Nuance Communications, Inc.
Nuance Communications, Inc. (Nasdaq: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
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Trademark reference: Nuance, the Nuance logo, Dictaphone, Dragon, and NaturallySpeaking are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding the future demand for, performance of, and opportunities for growth in Nuance’s speech, imaging, healthcare and dictation solutions; the size of the market for Nuance’s solutions within the healthcare industry; the strength of our sales pipeline; the continued strength of existing products, services and relationships as well as the development and introduction of new products, services and relationships; the integration planning efforts; and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance’s to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s Annual Report on Form 10 K/A for the year ended September 30, 2005 and Nuance’s most recent quarterly report on Form 10-Q filed with the SEC. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The unaudited financial results presented in this press release are subject to change based on the completion of the independent audit of our fiscal 2006 financial statements. The information included in this press release should not be viewed as a substitute for full financial statements.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operation of our business from a cash perspective. By organic performance we mean performance as if we had not incurred certain costs and expenses associated with acquisitions. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal quarter and year ended

September 30, 2006, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition Related Revenues and Expenses. We included revenue related to our acquisition of Dictaphone that we would otherwise recognize but for the purchase accounting treatment of this transaction to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related integration costs; (ii) amortization of intangible assets associated with our acquisitions; and (iii) costs associated with the investigation of the restatement of the financial results of an acquired entity (SpeechWorks International, Inc.). In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention bonuses for Former Nuance and Dictaphone employees. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the restatement of the financial results of SpeechWorks International, Inc. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity compensation programs relied more heavily on equity-based awards that were not required to be reflected on our income statement. We believe that excluding non-cash interest expense and non-cash income taxes provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as: (i) non-acquisition-related restructuring charges and (ii) redundant costs associated with a change in independent accountants. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP.

Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in the Company’s industry, may calculate non-GAAP net income (loss) differently than the Company, limiting it’s usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, the Company’s management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2006	2005	2006	2005

Product	$73,640	$45,479	$235,911	$171,200
Maintenance	28,329	4,251	71,365	13,880
Professional services	26,249	12,153	81,320	47,308

Total revenue	128,219	61,883	388,596	232,388

Costs and expenses:
Cost of product	12,313	5,609	31,394	20,378
Cost of maintenance	6,694	1,646	17,723	4,938
Cost of professional services	19,117	8,452	59,015	34,737
Cost of revenue from amortization of intangible assets	5,097	1,890	12,516	9,150

Total costs of revenue	43,222	17,597	120,648	69,203

Gross Margin	84,997	44,286	267,948	163,185

Research and development	17,887	9,903	59,403	39,190
Selling and marketing	38,253	21,430	128,412	78,797
General and administrative	14,772	10,244	55,343	31,959
Amortization of other intangible assets	6,811	1,253	17,172	3,984
Restructuring and other charges	—	4,485	(1,233)	7,223

Total operating expenses	77,723	47,315	259,097	161,153

Income (loss) from operations	7,274	(3,029)	8,851	2,032

Other income (expense), net	(7,389)	(179)	(15,441)	(637)

Income (loss) before income taxes	(115)	(3,208)	(6,590)	1,395

Provision (benefit from) for income taxes	6,620	4,509	15,144	6,812

Income (loss) before cumulative effect of accounting change	(6,735)	(7,717)	(21,734)	(5,417)

Cumulative effect of accounting change	—	—	672	—

Net income (loss)	$(6,735)	$(7,717)	$(22,406)	$(5,417)

Net Income (loss) per share: basic & fully diluted	$(0.04)	$(0.06)	$(0.14)	$(0.05)

Weighted average common shares outstanding:
Basic	168,244	118,816	163,873	109,540

Fully Diluted	168,244	118,816	163,873	109,540

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30,		September 30,
	2006	2005	2006	2005

GAAP total revenue	$128,219	$61,883	$388,596	$232,388
Purchase accounting adjustment — Dictaphone revenue	5,027	—	12,921	—

Total Non-GAAP revenue	$133,246	$61,883	$401,517	$232,388

GAAP net income (loss)	$(6,735)	$(7,717)	$(22,406)	$(5,417)
Cost of revenue from amortization of intangible assets	5,097	1,890	12,516	9,150
Amortization of other intangible assets	6,811	1,253	17,172	3,984
Non-cash stock based compensation (1)	7,344	1,062	22,539	2,996
Restructuring and other charges	—	4,485	(1,233)	7,223
Non-cash interest expense	1,078	251	3,958	763
Non-cash taxes	5,386	4,410	10,975	5,438
Purchase accounting adjustment — Dictaphone cost of revenue (3)	(1,054)	—	(3,042)	—
Purchase accounting adjustment — Dictaphone revenue (3)	5,027	—	12,921	—
Acquisition related transition and integration costs (2)	3,412	—	14,321	—

Non-GAAP net income	$26,366	$5,634	$67,721	$24,137

Non-GAAP net income diluted:	$0.14	$0.04	$0.37	$0.20

Shares used in computing non-GAAP net income per share:

Weighted average common shares outstanding:
Basic	168,244	118,816	163,873	109,540

Fully Diluted	181,200	128,616	179,600	119,111

	Three months ended		Twelve months ended
	September 30,		September 30,
(1) Non-cash stock based compensation	2006	2005	2006	2005
Cost of product licenses	$30	$1	$94	$10
Cost of maintenance	221	10	519	15
Cost of professional services	674	32	1,873	107
Research and development	1,421	174	4,578	241
Selling and marketing	2,497	312	7,333	872
General and administrative	2,501	533	7,470	1,751
Cumulative effect of accounting change	—	—	672	—

Total	$7,344	$1,062	$22,539	$2,996

(2) Acquisition related transition and integration costs
Cost of product licenses	$39	$—	$88	$—
Cost of maintenance	(10)	—	105	—
Cost of professional services	820	—	1,838	—
Research and development	838	—	1,669	—
Selling and marketing	57	—	1,092	—
General and administrative	1,668	—	9,529	—

Total	$3,412	$—	$14,321	$—

(3)Purchase accounting adjustment
Revenue	$5,027	$—	$12,921	$—
Cost of product licenses	(1,054)	—	(3,042)	—

Total	$3,973	$—	$9,879	$—

Nuance Communications, Inc.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

Assets	September 30, 2006	September 30, 2005

Current assets:
Cash and cash equivalents	$112,334	$71,687
Marketable Securities	—	24,127
Accounts receivable, net	110,865	66,488
Acquired unbilled accounts receivable	19,748	3,052
Prepaid expenses and other current assets	20,078	9,548

Total current assets	263,025	174,902

Goodwill	702,294	458,313
Other intangible assets, net	218,935	92,350
Property and equipment, net	30,700	14,333
Other assets	21,680	17,314

Total assets	$1,236,634	$757,212

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long term debt and notes payable	$3,953	$27,711
Accounts payable and accrued expenses	81,075	77,500
Deferred revenue	93,930	24,120
Other short term liabilities	34,064	33,441

Total current liabilities	213,022	162,772

Long term portion of deferred revenue	9,800	291
Long term debt and notes payable	349,990	35
Other long term liabilities	86,088	79,449

Total liabilities	658,900	242,547

Stockholders’ equity	577,734	514,665

Total liabilities and stockholders’ equity	$1,236,634	$757,212